UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 14, 2007

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The following is an update to the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Electric utility” under “Liquidity and capital resources,” which is incorporated herein by reference to pages 73-75 of HEI’s and HECO’s Form 10-K for the year ended December 31, 2006.

A. Special Purpose Revenue Bond Financing

In December 2005, an application was filed with the Public Utilities Commission of the State of Hawaii (PUC) requesting approval to issue up to a total of $165 million in taxable unsecured notes for HECO, Hawaii Electric Light Company, Inc. (HELCO) and Maui Electric Company, Limited (MECO) (the electric utilities) (up to $100 million for HECO, up to $50 million for HELCO and up to $15 million for MECO). However, on October 27, 2006, the electric utilities amended the PUC application, in accordance with a stipulation between the electric utilities and the Consumer Advocate, to seek approval to borrow the proceeds from the issuance by the Department of Budget and Finance of the State of Hawaii (Department) of up to $160 million of Special Purpose Revenue Bonds (SPRBs) (up to $100 million for HECO, up to $40 million for HELCO and up to $20 million for MECO) instead of issuing the taxable unsecured notes. On March 9, 2007, the PUC granted the approvals necessary to permit the electric utilities to borrow the proceeds from the issuance of the SPRBs. On March 27, 2007, the Department issued, at par, Series 2007A SPRBs in the aggregate principal amount of $140 million with a maturity of March 1, 2037 and a fixed coupon interest rate of 4.65% and loaned the proceeds to HECO ($100 million), HELCO ($20 million) and MECO ($20 million). Payment of the principal and interest on the SPRBs are insured by a surety bond issued by Financial Guaranty Insurance Company. Proceeds will be used to finance capital expenditures, including reimbursement to the electric utilities for previously incurred capital expenditures which, in turn, will be used to repay short-term borrowings.

B. Special Purpose Revenue Bond Refinancing

In September 2006, the electric utilities filed an application with the PUC seeking authority to participate with the Department in the issuance of refunding SPRBs, with the proceeds of such bonds, if issued, to be used to redeem the 6.20% Series 1996A SPRBs and/or the 5-7/8% Series 1996B SPRBs. The PUC granted the approvals necessary to permit the electric utilities to borrow the proceeds from the issuance of the refunding SPRBs. On March 27, 2007, the Department issued, at par, Refunding Series 2007B SPRBs in the aggregate principal amount of $125 million with a maturity of May 1, 2026 and a fixed coupon interest rate of 4.60% and loaned the proceeds to HECO ($62 million), HELCO ($8 million) and MECO ($55 million). Proceeds from the sale will be applied, together with other funds provided by the electric utilities, to the redemption at par on May 1, 2007 of the $75 million aggregate principal amount of 6.20% Series 1996A SPRBs (which had an original maturity of May 1, 2026) and to the redemption at a 2% premium on April 27, 2007 of the $50 million aggregate principal amount of 5 7/8% Series 1996B SPRBs (which had an original maturity of December 1, 2026). Payment of the principal and interest on the refunding SPRBs are insured by a surety bond issued by Financial Guaranty Insurance Company.

C. Extension of Term of Syndicated Credit Facility

Effective April 3, 2006, HECO entered into a revolving unsecured credit agreement establishing a line of credit facility of $175 million with a syndicate of eight financial institutions. The agreement was for an initial term expiring on March 29, 2007, but the term was subject to an automatic extension to March 31, 2011 upon approval by the PUC. On August 30, 2006, HECO filed an application with the PUC requesting approval to maintain the $175 million credit facility for five years. On March 14, 2007 the PUC issued a decision and order approving HECO’s request to maintain the credit facility for five years, to borrow under the credit facility with maturities in excess of 364 days, to use the proceeds from any borrowings with maturities in excess of 364 days to finance capital expenditures and/or to repay short-term or other borrowings used to finance or refinance capital expenditures and to use an expedited approval process to obtain PUC approval to increase the facility amount, renew the facility, refinance the facility, or change other terms of the facility if such changes are required or desirable. As of March 28, 2007, the line of credit was undrawn. In the future, the electric utilities may seek to modify the credit facility in accordance with the expedited approval process approved by the PUC, including to increase the amount of credit available under the agreement, and/or to enter into new lines of credit, as management deems appropriate under the circumstances.

Item 8.01 Other Events.

A. HELCO and the Consumer Advocate Settlement

The following is an update to the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Most recent rate requests—HELCO”, which is incorporated herein by reference to page 63 of HEI’s and HECO’s Form 10-K for the year ended December 31, 2006.

In March 2007, HELCO and the Consumer Advocate (CA) reached a settlement of the issues in the HELCO 2006 rate case proceeding, subject to PUC approval. The terms of the settlement were reflected in HELCO’s rebuttal testimony filed with the PUC on March 27, 2007 and are to be set forth in a written settlement agreement to be submitted to the PUC for approval. The PUC may accept or reject the agreement in part or in full. If the PUC does not accept the material terms of the agreement, either (or both) of the parties, may withdraw from the agreement and with the exception of the compromise on cost recovery for the Keahole plant expansion (see discussion to follow), may pursue their respective positions in the proceeding without prejudice.

Under the settlement, HELCO agreed to write-off approximately $13 million of gross plant in service costs, before netting out approximately $1 million of average accumulated depreciation for 2006 (i.e. approximately $12 million of plant in service costs net of average accumulated depreciation) associated with the CT-4 and CT-5 units at the Keahole generating station, with associated reductions in depreciation expense, accumulated deferred income taxes, unamortized state investment tax credits (ITC) and amortization of state ITC. The write-off will result in an after-tax charge to net income in the first quarter 2007 of approximately $7 million.

If the settlement agreement is approved by the PUC, HELCO’s requested increase in annual base revenues will be reduced from $29.9 million, or 9.24%, to $24.6 million, or 7.58%. As a negotiated compromise of the parties’ respective positions, the agreement includes an average rate base of $357 million and a return on average rate base of 8.33% (incorporating a rate of return on average common equity of 10.7% as compared to the 11.25% in HELCO’s initial request) to determine revenue requirements.

The CA also proposed, and HELCO accepted, the use of a pension tracking mechanism, which is intended to smooth the impact on ratepayers of potential fluctuations in pension costs and prevent the utility from being advantaged by significant swings in the investment market. Generally, it would require that HELCO make contributions to the pension trust at the actuarially calculated net periodic pension cost if allowed without penalty by the tax laws. If the mechanism is approved by the PUC, in each rate case the cumulative amount of pension costs embedded in rates will be compared to the cumulative amount of contributions to the pension trust and the difference will be included as a reduction to rate base (if positive) or an addition to rate base (if negative). The test year ending pension balance in rate base will then be amortized over 5 years. The agreement also provides for the handling of the prepaid pension asset in rate base for HELCO and the restoration of HELCO book equity for ratemaking purposes.

The earliest that any increase, if granted, may go into effect is in the second quarter of 2007.

B. Description of HEI capital stock

The following updates and restates the description of the Common Stock and Preferred Stock of Hawaiian Electric Industries, Inc. (“HEI”), the related rights of shareholders under the Shareholder Rights Plan adopted by the Board of Directors of HEI on October 28, 1997, as subsequently amended, and other related matters, for the purpose of updating the description thereof in registration statements filed by HEI under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended.

Description of Capital Stock

Under HEI’s Restated Articles of Incorporation, as amended, HEI is authorized to issue 200,000,000 shares of Common Stock without par value and 10,000,000 shares of Preferred Stock without par value. The HEI Board of Directors (the “Board”) has authorized and designated only one series of Preferred Stock, being 500,000 shares of Series A Junior Participating Preferred Stock, none of which has been issued. The following description of the terms of HEI’s capital stock sets forth general terms and provisions of HEI’s capital stock as of the date hereof, after giving effect to the automatic adjustments made by reason of HEI’s 2-for-1 Common Stock split effective June 10, 2004 and does not purport to be complete. This description is subject to and qualified in its entirety by reference to HEI’s Restated Articles of Incorporation, as amended, the resolution of the HEI Board of Directors creating and fixing the terms of the Series A Junior Participating Preferred Stock and the Shareholder Rights Plan described below.

General

The outstanding shares of HEI’s Common Stock, other than shares of restricted stock issued from time to time under HEI’s Stock Option and Incentive Plan of 1987, as amended, until such restrictions are satisfied, are fully paid and nonassessable. Additional shares of Common Stock, when issued, will be fully paid and nonassessable when the consideration for which HEI’s Board of Directors authorizes their issuance has been received by HEI. The holders of Common Stock have no preemptive rights and there are no applicable conversion, redemption or sinking fund provisions.

HEI’s Common Stock is transferable at the Shareholder Services Office of HEI, American Savings Bank Tower, 8th Floor, 1001 Bishop Street, Honolulu, Hawaii 96813, and at the office of Continental Stock Transfer & Trust Company, Co-Transfer Agent and Registrar, 17 Battery Place, New York, New York 10004.

Common Stock

Dividend Rights and Limitations

Stock and cash dividends may be paid to the holders of Common Stock as and when declared by the HEI Board of Directors, provided that, after giving effect thereto, HEI is able to pay its debts as they become due in the usual course of its business and HEI’s total assets are not less than the sum of its total liabilities plus the maximum amount that would be payable in any liquidation in respect of all outstanding shares having preferential rights in liquidation. All shares of Common Stock are entitled to participate equally with respect to dividends.

HEI is a legal entity separate and distinct from its various subsidiaries. As a holding company with no significant operations of its own, the principal sources of its funds are dividends or other distributions from its operating subsidiaries, borrowings and sales of equity. The ability of certain of HEI’s direct and indirect subsidiaries to pay dividends or make other distributions to HEI, or to make loans or extend credit to or purchase assets from HEI, is subject to contractual, statutory and regulatory restrictions, including without limitation the provisions of an agreement with the Public Utilities Commission of the State of Hawaii (“PUC”) (pertaining to HEI’s electric public utility subsidiaries) and the minimum capital requirements imposed by law on HEI’s federal savings bank subsidiary, as well as restrictions and limitations set forth in debt instruments, preferred stock resolutions and guarantees. HEI does not expect that the regulatory and contractual restrictions applicable to HEI or its direct or indirect subsidiaries will significantly affect its ability to pay dividends on its Common Stock. Please see “Business—Regulation and other matters—Restrictions on dividends and other distributions” in HEI’s Annual Report on Form 10-K for the year ended December 31, 2006 for a more complete description of the ability of certain of HEI’s subsidiaries to pay dividends or make other distributions to HEI.

Liquidation Rights

In the event of any liquidation, dissolution, receivership, bankruptcy, disincorporation or winding up of the affairs of HEI, voluntarily or involuntarily, holders of HEI’s Common Stock are entitled to any assets of HEI available for distribution to HEI’s shareholders after the payment in full of any preferential or other amounts to which holders of any Preferred Stock may be entitled. All shares of Common Stock will rank equally in the event of liquidation.

Voting Rights

Holders of Common Stock are entitled to one vote per share, subject to such limitation or loss of right as may be provided in resolutions which may be adopted from time to time creating series of Preferred Stock or otherwise. At annual and special meetings of shareholders, a majority of the outstanding shares of Common Stock constitute a quorum and any action may be approved if a quorum is present and the votes cast in favor of the action exceed the votes cast opposing the action, except (a) as otherwise required by law, (b) with respect to the amendment of certain provisions of HEI’s By-laws and (c) as may be provided in resolutions that may be adopted from time to time creating series of Preferred Stock or otherwise.

Under HEI’s current By-laws, one-third (as nearly as possible) of the total number of directors is elected at each annual meeting of shareholders and no holder of Common Stock is entitled to cumulate votes in an election of directors so long as HEI shall have a class of securities registered pursuant to the Exchange Act that is listed on a national securities exchange or traded over-the-counter on the National Association of Securities Dealers, Inc. Automated Quotation System. If a quorum is present at a meeting at which directors are to be elected, directors are elected by a plurality of the votes cast in the election. Under HEI’s current By-laws, directors may be removed from office only for cause.

An amendment to the provisions in the By-laws relating to (1) matters which may be brought before an annual meeting, (2) matters which may be brought before a special meeting, (3) cumulative voting, (4) the number and staggered terms of, and the manner of nominating, members of the Board, (5) removal of directors and (6) amendment of certain provisions of the By-laws must in each case be approved either (a) by the affirmative vote of 80% of the shares entitled to vote generally with respect to election of directors voting together as a single class, or (b) by the affirmative vote of a majority of the entire Board plus a concurring vote of a majority of the “continuing directors” (as that term is defined in the By-laws) voting separately and as a subclass of directors.

The provisions of HEI’s By-laws discussed in the foregoing two paragraphs, and the shareholder rights plan and statutory provisions discussed below, may have the effect of delaying, deferring or preventing a change in control of HEI.

Preferred Stock

General

Preferred Stock may be authorized by the Board for issuance in one or more series, without action by HEI’s shareholders and with such preferences, voting powers, restrictions and qualifications as may be fixed by resolution of the Board authorizing the issuance of those shares. Under current Hawaii law, all shares of a series of preferred stock must have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of other series in the same class.

If and when authorized by the Board, Preferred Stock may be preferred as to dividends or in liquidation, or both, over the Common Stock. For example, the terms of the Preferred Stock, if and when authorized, could prohibit dividends on shares of Common Stock until all dividends and any mandatory redemptions have been paid with respect to shares of Preferred Stock. In addition, the Board may, without shareholder approval, issue Preferred Stock with voting and conversion rights which could adversely affect the voting power or economic rights of the holders of Common Stock. Issuance of Preferred Stock by HEI could thus have the effect of delaying, deferring or preventing a change of control of HEI. The first and only series of Preferred Stock that has been authorized by the Board as of the date hereof is the Series A Junior Participating Preferred Stock that was created in connection with the establishment of HEI’s Shareholder Rights Plan discussed below, none of which Preferred Stock has been issued.

Principal Terms of the Shareholder Rights Plan

On October 28, 1997, the Board declared a dividend distribution of one Right for each outstanding share of HEI Common Stock, outstanding on November 10, 1997 (the “Record Date”) and authorized the issuance of one Right (subject to adjustment) for each share of Common Stock issued between such date and the Distribution Date, as defined below. If and when the Rights become exercisable in the circumstances described below, each Right will represent the right to purchase from the Company a unit (a “Unit”) consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, without par value (the “Series A Preferred Stock”) at a Purchase Price of $112.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of October 28, 1997, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, as amended by the First Amendment to Rights Agreement, dated as of May 7, 2003 and Second Amendment to Rights Agreement, dated as of October 26, 2004 (the “Rights Agreement”). Capitalized terms used and not defined herein have the meanings given to them in the Rights Agreement.

On April 20, 2004, the Board declared a 2-for-1 stock split (the “Stock Split”) of HEI’s Common Stock, in the form of a share dividend of one share of Common Stock for every share of Common Stock issued and outstanding on the record date for the Stock Split, with the shares of Common Stock issued as a result of the Stock Split to be distributed on June 10, 2004 to shareholders of record of the Common Stock at the close of business on May 10, 2004. In accordance with Section 11(p) of the Rights Agreement and in connection with the Stock Split, effective on June 10, 2004, the Rights were automatically adjusted so that one-half of one Right (subject to future adjustment) is attached to each outstanding share of Common Stock (including shares issued pursuant to the Stock Split and additional shares of Common Stock issued prior to the Distribution Date).

Until the Distribution Date, the Rights attach to all Common Stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. In the event the shares of Common Stock are not certificated but instead are evidenced by book entries, the Rights initially will attach to such shares of Common Stock and will be evidenced by the book-entry accounts reflecting ownership of such shares as confirmed by an ownership statement issued with respect to such uncertificated shares of Common Stock (a “Transaction Advice”), and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (an “Acquiring Person”), other than as a result of purchases by the Company or a Subsidiary of the Company or by an employee benefit plan of the Company or a Subsidiary of the Company, certain inadvertent actions by institutional or certain other shareholders, or the beneficial ownership by a Person of 15% or more of the outstanding Common Stock as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchases of shares of Common Stock by the Company, unless and until such Person acquires additional shares of Common Stock representing 1% or more of the shares then outstanding, or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer (other than by the Company or a Subsidiary of the Company or by or for an employee benefit plan of the Company or a Subsidiary of the Company) that would result in a Person or group of affiliated or associated Persons becoming an Acquiring Person. The earlier of (i) and (ii) above is referred to in the Rights Agreement as the “Distribution Date.”

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates or the book-entry accounts evidencing ownership of such shares of Common Stock (as confirmed by the Transaction Advice), as the case may be, and will be transferred with and only with such shares of Common Stock, (ii) new Common Stock certificates issued after the Record Date, with respect to shares issued in certificated form, will contain an appropriate legend incorporating the Rights Agreement by reference or, if issued in uncertificated form, the Transaction Advice will contain an appropriate notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates representing shares of Common Stock outstanding, or the transfer of shares of Common Stock issued without certificates from the book-entry account evidencing such shares, will also constitute the transfer of the Rights associated with such shares of the Common Stock.

The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (Hawaii time) on November 1, 2007, unless such date is extended by the Board or the Rights are earlier redeemed or exchanged by the Company as described below. At no time will the Rights have any voting powers.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights

Certificates alone will represent the Rights. Except as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will have Rights attached.

In the event that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

For example, at an exercise price of $112 per Right, each whole Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $224 worth of Common Stock (or other consideration, as noted above) for $112. As noted above, each share of Common Stock has one-half of one right attached as a result of the Stock Split. Assuming that the Common Stock had a per share value of $32 at such time, the holder of each valid whole Right would be entitled to purchase 7 shares of Common Stock for $112.

In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) 50% or more of the Company’s and its Subsidiaries’ (taken as a whole) assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the Current Market Price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued, and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time after a person becomes an Acquiring Person, and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may (i) exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of two shares of Common Stock per Right (as adjusted for the Stock Split and subject to future adjustment), or (ii) substitute Preferred Stock (or Equivalent Preferred Stock) for Common Stock exchangeable for Rights, at the ratio of one two-hundredth of a share of Preferred Stock (or Equivalent Preferred Stock) for each share of Common Stock (as adjusted for the Stock Split and subject to future adjustment).

At any time until 10 business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable in cash, Common Stock or other consideration deemed appropriate by the Board. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights is not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Any of the provisions of the Rights Agreement may be amended by the Company prior to the Distribution Date. From and after the Distribution Date, the provisions of the Rights Agreement may be supplemented or amended by the Company in order to cure any ambiguity, to correct or supplement any defective or inconsistent provision, to make changes which do not materially adversely affect the interests of holders of Rights, or to shorten or lengthen (with certain exceptions) any time period under the Rights Agreement. The foregoing notwithstanding, from and after the Distribution Date, no amendment may be made to (i) lengthen the redemption time period at a time when the Rights are not redeemable or (ii) lengthen any other time period under the Rights Agreement unless the purpose thereof is to protect, enhance or clarify the rights of or benefits to the holders of Rights. The Rights Agreement may not be amended at a time when the Rights are not redeemable.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 1 to a Registration Statement on Form 8-A filed November 5, 1997. A copy of the First Amendment to Rights Agreement has been filed with the SEC as Exhibit 2 to a Registration Statement on Form 8-A/A filed on May 8, 2003. A copy of the Second Amendment to Rights Agreement has been filed with the SEC as Exhibit 3 to a Registration Statement on Form 8-A/A filed on October 26, 2004. In addition, a copy of the Rights Agreement with amendments thereto is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

Principal Terms of the Series A Junior Participating Preferred Stock

On October 28, 1997, the Board of Directors of HEI authorized a series of 500,000 shares of Preferred Stock, designated the Series A Junior Participating Preferred Stock. The Series A Junior Participating Preferred Stock is without par value, and was created in conjunction with the Board’s adoption of the Rights Agreement described above. No shares of Series A Junior Participating Preferred Stock have been issued. The Series A Junior Participating Preferred Stock may be purchased under certain circumstances, as set forth in the Rights Agreement. The exercise price for one one-hundredth of a share of Series A Junior Participating Preferred Stock is $112, subject to adjustment.

The Series A Junior Participating Preferred Stock ranks junior to all other series of Preferred Stock as to the payment of dividends and distribution of assets, unless the terms of any such series provide otherwise. If declared by the Board of Directors out of funds legally available therefore, the dividend rate for the Series A Junior Participating Preferred Stock is the greater of $61.00 per quarter, or 200 times the then current quarterly dividend per share of Common Stock (as adjusted for the 2004 Stock Split and subject to future adjustment from time to time to reflect stock dividends, subdivisions or combinations). Whenever quarterly dividends on the Series A Junior Participating Preferred Stock are in arrears, dividends or other distributions may not be made on the Common Stock or on any series of Preferred Stock ranking junior to the Series A Junior Participating Stock. Upon liquidation, no holders of shares ranking junior to the Series A Junior Participating Preferred Stock shall receive any distribution until all holders of the Series A Junior Participating Preferred Stock shall have received $100 per share, plus any unpaid dividends (the “Series A Liquidation Preference”). Following payment of the Series A Liquidation Preference, no additional distributions shall be made to the holders of Series A Junior Participating Preferred Stock unless holders of Common Stock receive an amount equal to the Series A Liquidation Preference divided by 200 (as adjusted for the 2004 Stock Split and subject to future adjustment), and thereafter (and after taking into account any amounts that may then be due to holders of any other series of Preferred Stock) the holders of the Series A Junior Participating Preferred Stock shall be entitled to share in the remaining assets of HEI with the holders of the Common Stock, ratably on a per share basis in the ratio of 200 to 1 with respect to Preferred Stock and Common Stock. In the event that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 200 votes (as adjusted for the 2004 Stock Split and subject to future adjustment) on all matters submitted to a vote of the shareholders of HEI, voting together with the Common Stock. If dividends on any Series A Junior Participating Preferred Stock are in arrears in an amount equal to six quarterly dividends, then until dividends for all previous quarters and for the current quarter have been declared and paid or set aside for payment, the holders of Series A Junior Participating Preferred Stock, voting as a class with holders of other series of Preferred Stock who are then entitled to vote thereon, shall also have the right to elect two directors to HEI’s Board. The shares of Series A Junior Participating Preferred Stock are not redeemable.

Restriction on Purchases of Shares and Consequences of Substantial Holdings of Shares under Certain Hawaii and Federal Laws

Provisions of Hawaii and federal law, some of which are described below, place restrictions on the acquisition of beneficial ownership of 5% or more of the voting power of HEI. The following does not purport to be a complete enumeration of all of these provisions, nor does it purport to be a complete description of the statutory provisions that are enumerated. Persons contemplating the acquisition of 5% or more of the issued and outstanding shares of HEI’s Common Stock should consult with their legal and financial advisors concerning statutory and other restrictions on such acquisitions.

The Hawaii Control Share Acquisition Act places restrictions on the acquisition of ranges of voting power (starting at 10% and at 10% intervals up to a majority) for the election of directors of HEI unless the acquiring person obtains approval of the acquisition, in the manner specified in the Control Share Acquisition Act, by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote, exclusive of the shares beneficially owned by the acquiring person, and consummates the proposed control share acquisition within 180 days after shareholder approval. If such approval is not obtained, the statute provides that the shares acquired may not be voted for a period of one year from the date of acquisition, the shares will be nontransferable on HEI’s books for one year after acquisition and HEI, during the one-year period, shall have the right to call the shares for redemption either at the prices at which the shares were acquired or at book value per share as of the last day of the fiscal quarter ended prior to the date of the call for redemption.

Under provisions of the Hawaii Revised Business Corporation Act, subject to certain exceptions, HEI may not be a party to a merger or consolidation unless the merger or consolidation is approved by the holders of at least 75% of all of the issued and outstanding voting stock of HEI.

Under provisions of Hawaii law regulating public utilities, not more than 25% of the issued and outstanding voting stock of certain public utility corporations, including HECO and its wholly owned electric utility subsidiaries, may be held, directly or indirectly, by any single foreign corporation or any single nonresident alien, or held by any person, without the prior approval of the PUC. The acquisition of more than 25% of the issued and outstanding voting stock of HEI in one or more transactions might be deemed to result in the holding of more than 25% of the voting stock of HECO and its electric utility subsidiaries. In addition, HEI is subject to an agreement entered into with the PUC when HECO became a wholly owned subsidiary of HEI. This agreement provides that the acquisition of HEI by a third party, whether by purchase, merger, consolidation or otherwise, requires the prior written approval of the PUC.

Federal law restricts acquisitions of a bank and any entity considered to be its holding company by establishing thresholds of “control,” the acquisition of which requires prior regulatory approval, and by limiting the types of persons and entities eligible to acquire such control. The primary federal banking regulator of American Savings Bank, F.S.B. (“ASB”) is the Office of Thrift Supervision (“OTS”). As a result of HEI’s indirect ownership of ASB, both HEI and HEI Diversified, Inc. (“HEIDI”), the direct parent corporation of ASB, are also subject to a certain degree of regulation by the OTS as “unitary savings and loan holding companies” (i.e., companies whose subsidiaries include a savings association and one or more nonfinancial subsidiaries). The Gramm-Leach-Bliley Act prohibits the creation of new so-called “unitary savings and loan holding companies,” although the unitary savings and loan holding company relationship among HEI, HEIDI and ASB is “grandfathered” under this Act so that HEI and its subsidiaries will be able to continue to engage in their current activities. The effect of this prohibition is that any acquisition of HEI is likely to require a divestiture of ASB or of its assets and liabilities. Federal law also limits the persons and entities eligible to acquire ASB or its assets and liabilities.

The thresholds of “control” which will trigger the need for notice to the OTS and, in certain instances, prior OTS approval are, with respect to transactions for which OTS is the primary federal banking regulator, set forth in federal statutes and the OTS regulations. Generally, no company, or any director or officer of a savings and loan holding company, or person who owns, or controls or holds with power to vote more than 25% of the voting stock of such holding company, may acquire control of a bank insured by the FDIC or its holding company without the prior written approval of the OTS. In addition, no person (other than certain persons affiliated with a savings and loan holding company) may acquire control of a bank or savings and loan holding company, unless the OTS has been given 60 days’ prior written notice of the acquisition and has not objected to it. “Control” in this context means the acquisition of, control of, or holding proxies representing, more than 25% of the voting shares of HEI or the power to control in any manner the election of a majority of the directors of HEI. Moreover, under OTS regulations, one would be determined, subject to rebuttal, to have acquired control if one acquires more than 10% of the voting shares of HEI and is subject to one of certain specified “control factors.” Anyone acquiring more than 10%, or additional stock above 10%, of any class of shares of HEI is required to file a certification with the OTS. Companies that are already qualified as savings and loan association holding companies are subject to even lower thresholds of voting share acquisition than the more generally applicable 25% and 10% thresholds just described. Such companies may not acquire more than 5% of the voting shares of HEI without prior OTS approval.

Dividend Reinvestment and Stock Purchase Plan

Any individual of legal age or entity is eligible to participate in the HEI Dividend Reinvestment and Stock Purchase Plan by making an initial cash investment in Common Stock, subject to applicable laws and regulations and the requirements of the plan. Holders of HEI Common Stock, and holders of preferred stock of HEI’s electric utility subsidiaries (HECO, HELCO and MECO), may automatically reinvest some or all of their dividends to purchase additional shares of Common Stock at market prices (as defined in the plan). Participants in the plan may also purchase additional shares of Common Stock at market prices (as defined in the plan) by making cash contributions to the plan. HEI reserves the right to suspend, modify or terminate the plan at any time. Shares of Common Stock issued under the plan may either be newly issued shares or shares purchased by the plan on the open market. Participants do not pay brokerage commissions in connection with purchases of newly issued shares, but do pay their pro rata share of brokerage commissions if the plan purchases shares for participants on the open market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ Eric K. Yeaman	/s/ Tayne S. Y. Sekimura
/s/ Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: March 28, 2007	/s/ Tayne S. Y. Sekimura Financial Vice President (Principal Financial Officer of HECO) Date: March 28, 2007

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